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                                                                 EXHIBIT 10.2(A)

                       FORM OF 1999 INCENTIVE STOCK OPTION
                          PLAN AGREEMENT FOR DIRECTORS

                       OPTION FOR PURCHASE OF STOCK UNDER
                    THE WESTSOUND BANK 1999 STOCK OPTION PLAN

     FOR VALUABLE CONSIDERATION, WESTSOUND BANK (the "Bank") on ___________, 2006, grants to ______________________ (the "Optionee"), the option to purchase _____ shares of $1.00 par value common stock of WSB Financial Group, Inc., the Bank's parent company which adopted the Plan as of July 25, 2005 (the "Option Shares"), at a price of $_____ per share, subject to the terms set forth hereafter in this Stock Option Grant ("Option").

     1. The right to purchase the Option Shares under this Option shall vest and become exercisable as follows:

          _____ Option Shares shall vest on ___________, 2006.

     2. The right to purchase the Option Shares shall expire no later than ___________, 2016 (the "Expiration Date"), and may expire earlier under paragraph 3 hereof.

     3. Should Optionee's service as a member of the Board of Directors of the Bank ("Director") cease while this Option remains outstanding, then the option term specified herein shall terminate (and this Option shall cease to be outstanding) prior to the Expiration Date in accordance with the following provisions:

          (a) Should Optionee cease to serve as a Director for any reason (other than death or permanent disability as that term is defined in Section 22(e)(3) of the Internal Revenue Code ["Permanent Disability"]) while this Option is outstanding, then the period for exercising this Option shall be limited to a three-month period commencing with the date of such cessation of service as a Director, but in no event shall this Option be exercisable at any time after the Expiration Date. During such limited period of exercisability, this Option may not be exercised in the aggregate for more than the number of Option Shares (if any) in which Optionee is vested on the date of his or her cessation of service as a Director. Upon the EARLIER of (i) the expiration of such three-month period or (ii) the specified Expiration Date, the Option shall terminate and cease to be exercisable with respect to any vested Option Shares for which the Option has not been exercised.

          (b) Should Optionee die during the three-month period following his or her cessation of service as a Director and hold this Option, at the time of his or her death, then the personal representative of Optionee's estate or the person or persons to whom the Option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution shall have the right to exercise this Option for any or all of the Option Shares in which Optionee is vested at the time of Optionee's cessation of service as a Director (less any Option Shares purchased by Optionee after such cessation of service as a Director but prior to death). Such right of exercise shall terminate, and this Option shall accordingly cease to be exercisable for such vested Option


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Shares, upon the EARLIER of (i) the expiration of the three-month period measured from the date of Optionee's cessation of service as a Director or (ii) the specified Expiration Date.

          (c) Should Optionee cease to serve as a Director by reason of death or Permanent Disability, then all Option Share at the time subject to this Option but not otherwise vested shall vest in full so that this Option may be exercised for any or all of the Option Shares as fully vested shares of Common Stock at any time prior to the EARLIER of (i) the expiration of the twelve-month period measured from the date of Optionee's cessation of service as a Director or (ii) the specified Expiration Date, whereupon this Option shall terminate and cease.

          (d) Upon Optionee's cessation of service as a Director for any reason other than death or Permanent Disability, this Option shall immediately terminate and cease to be outstanding with respect to any and all Option Shares in which Optionee is not otherwise at that time vested in accordance with the vesting schedule set forth in paragraph 2 hereof or the special vesting acceleration provisions of paragraph 6, below.

     4. This Option may be exercised at different times for portions of the total number of Option Shares for which the right to purchase shall have vested hereunder, provided that in no event shall the Option be exercised for a fraction of a share.

     5. The aggregate number of Option Shares for which this Option is granted and the price per share thereof shall be proportionately adjusted for any increase or decrease in the number of outstanding shares of common stock of the Bank resulting from a stock split or reverse split of shares or any other capital adjustment or the payment of a stock dividend or other increase or decrease in such shares effected without receipt of consideration by the Bank excluding any decrease arising from the repurchase of shares by the Bank. If the adjustment would result in a fractional Option Share, the Optionee shall be entitled to one additional Option Share, provided that the total number of Option Shares to be granted under the Westsound Bank 1999 Stock Option Plan (the "Plan") shall not be increased above the equivalent number of shares approved by the shareholders.

     6. In the event of the merger or other reorganization of the Bank with or into any other corporation (other than through formation of a one bank holding company of which the shareholders are essentially the same as those of the Bank, see paragraph 7), or in the event of a sale of substantially all of the assets of the Bank, (i) all outstanding and unexercised Options shall become immediately exercisable, and (ii) such Options shall either be assumed by the successor corporation, or parent thereof, in the reorganization transaction described above or be replaced with a comparable award for the purchase of shares of the capital stock of the successor corporation, except that if such Options are not so assumed or replaced, then (iii) the Directors may, in the exercise of its sole discretion, terminate all outstanding Options as of a date fixed by the Directors, which may be sooner than the originally stated option term. The Directors shall notify the Optionee of such action in writing not less than sixty (60) days prior to the termination date fixed by the Directors, and Optionee shall have the right to exercise his Option to and including said termination date.

     7. If the Bank is reorganized to become a subsidiary of a one-bank holding company, the shareholders of which are essentially the same as those of the Bank, any Option granted hereunder shall pertain and apply to the securities or other property (if any) of the bank holding


Westsound Bank Stock Option - Page 2
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company to which a holder of the number of shares of common stock subject to the
Option would have been entitled.

     8. Nothing in this Option or in the Plan shall interfere with or otherwise restrict in any way the rights of the Bank and the Bank's shareholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.

     9. This Option is not assignable, and may be exercised only by the Optionee or person to whom the right under the Option shall pass by will or the laws of descent and distribution or otherwise because of the death of the Optionee. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any attachment or similar process upon the Option, shall be null and void and without effect. The Bank shall have the right to terminate the Option, in the event of disposition of the Option, or levy of attachment or similar process, by notice to that effect to the person then entitled to exercise the Option; provided, however, that termination of the Option hereunder shall not prejudice any rights or remedies which the Bank may have under this Option or otherwise.

     10. Any dispute or disagreement which shall arise under, as a result of, or in any way relate to the interpretation or construction of this Option shall be determined by a committee appointed by the Directors of the Bank under the Plan or, in the event the Plan shall at the time be administered by the Directors of the Bank, then such Directors. Any such determination made hereunder shall be final, binding and conclusive for all purposes.

     11. An Option shall be deemed exercised when written notice of such exercise has been given to the Bank at its principal business office by the person entitled to exercise the Option and full payment in cash or cash equivalents (or with shares of Common Stock as hereafter provided) for the shares with respect to which the Option is exercised has been received by the Bank. As soon as practicable after any proper exercise of an Option in accordance with the provisions of this Plan, the Bank shall deliver to the Optionee at the main office of the Bank, or such other place as shall be mutually acceptable, a certificate or certificates representing the shares of Common Stock as to which the Option has been exercised.

     The Optionee may elect to pay for all or some of the shares of Common Stock underlying the Option with shares of Common Stock of the Bank previously acquired and owned at the time of exercise by the Optionee, subject to all restrictions and limitations of applicable laws, rules, and regulations, including Section 424(c)(3) of the Internal Revenue Code, and provided that the Optionee makes representations and warranties satisfactory to the Bank regarding his or her title to the shares used to effect the purchase, including without limitation representations and warranties that the Optionee has good and marketable title to such shares free and clear of any and all liens, encumbrances, charges, equities, claims, security interests, options or restrictions and has full power to deliver such shares without obtaining the consent or approval of any person or governmental authority other than those which have already given consent or approval in a form satisfactory to the Bank. The equivalent dollar value of the shares used to effect the purchase shall be the fair market value of the shares on the date of the purchase as determined by the Directors in their sole discretion, exercised in good faith.


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     12. The grant of Options hereunder and the issuance of Common Stock pursuant to the exercise of such Options is conditioned upon the Bank's reservation of the right to withhold, in accordance with any applicable law, from any compensation payable to the Optionee, any taxes required to be withheld by federal, state or local law as a result of the grant or exercise of any such Option.

     13. This Option is a non-qualified option, and is specifically not intended to be an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986, as amended.

     14. This Option is granted pursuant to, and is controlled by, the Plan.

     15. This Option shall be governed by the laws of the State of Washington.

     16. All obligations imposed upon the Optionee, and all rights granted to the Bank, hereunder or as stipulated in the Plan shall be binding upon the Optionee's heirs, legal representatives and successors.

     17. THE FOREGOING TERMS OF THIS OPTION NOTWITHSTANDING, THE BANK RETAINS THE ABSOLUTE RIGHT TO REQUIRE OPTIONEE TO EITHER EXERCISE OR FORFEIT OPTIONEE'S OUTSTANDING OPTIONS THAT ARE VESTED BUT UNEXERCISED, IF THE BANK IS DIRECTED TO DO SO BY THE BANK'S THEN PRIMARY FEDERAL REGULATOR.

     EXECUTED at Bremerton, Washington the day and year first above written.

                                        WSB FINANCIAL GROUP, INC.
                                        WESTSOUND BANK


                                        By:
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                                            David K. Johnson, President/CEO


                                        OPTIONEE


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